As filed with the Securities and Exchange Commission on July 30, 2002

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                          SECURITIES ACT OF 1933

                        PREMIER FINANCIAL BANCORP, INC.
         (Exact name of registrant as specified in its charter)

         Kentucky                                 61-1206757
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
 incorporation or organization)

      150 N. Hamilton Street
      Georgetown, Kentucky                         40324
(Address of Principal Executive Offices)          Zip Code

PREMIER FINANCIAL BANCORP, INC. 2002 EMPLOYEE STOCK OWNERSHIP INCENTIVE PLAN
                       (Full Title of the Plan)

         Robert W. Walker, President and Chief Executive Officer
           115 N. Hamilton Street, Georgetown, Kentucky 40324
                   (Name and address of agent for service)

                              (502) 863-1955
      (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
                                    maximum        maximum
                      Amount        offering       aggregate  Amount of
Title of Securities   to be         price          offering   registration
to be registered      registered    per share(1)   price      fee
Common Stock          500,000      $7.385         $3,692,500  $340
no par value

(1) Estimated solely for purpose of computing the registration fee based upon the average of the high and low trade prices of the Common Stock as reported on the NASDAQ NMS on July 29, 2002.

                                                       Page 1 of 11 pages.

Exhibit Index on page II-8.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference.

     Premier Financial Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, and all other reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 since that date are hereby incorporated by reference.

     The "Description of Capital Stock" contained in Registration Statement on Form S-1 under the Securities Act of 1933 filed with the Securities and Exchange Commission on February 28, 1996, File No. 333-1702,as amended by Amendment No. 2 filed April 18, 1996, is hereby incorporated by reference.

     Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 and all reports which may be filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing such documents.


ITEM 4.   Description of Securities.

     Not Applicable.

ITEM 5.   Interests of Named Experts and Counsel.

     Not Applicable.

ITEM 6.   Indemnification of Directors and Officers.

     Section 271B.2-020(2)(d) of Kentucky Business Corporation Act (the "Act") enables a Kentucky corporation to provide in its articles of incorporation, and the Registrant has so provided in its Articles of Incorporation, for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that a director's liability is not eliminated or limited: (1) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (3) for any vote or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the Act (which imposes liability on directors for payments of dividends, purchases, redemptions or other acquisitions of shares, and distributions of indebtedness that are unlawful); or (4) for any transaction from which the director derived an improper personal benefit.

     Section 271B.8-510 of the Act permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified under the above-referenced section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     Indemnification permitted under Section 271B.8-510 of the Act in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

     Section 271B.8-560 of the Act provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Mandatory indemnification against reasonable expenses incurred in connection with a proceeding is provided for by the Act, unless otherwise limited by the corporation's articles of incorporation, where a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation. The Act provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the Act provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents of the corporation against liability asserted against or incurred by such party in their respective capacity with the corporation.

     Article X of the Registrant's Articles of Incorporation and
Article VIII of the Registrant's By-Laws require Registrant to indemnify its directors and officers to the fullest extent permitted by the Act.

ITEM 7.   Exemption from Registration Claimed.

     Not Applicable

ITEM 8.   Exhibits.

     See the Exhibit Index attached hereto.

ITEM 9.   Undertakings.

     A.   The undersigned Registrant, PREMIER FINANCIAL BANCORP,
INC. hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are in corporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Georgetown, Kentucky, on July 30, 2002.

                         PREMIER FINANCIAL BANCORP, INC.


                         By   /s/ Robert S. Walker
                            Robert S. Walker
                            President and Chief Executive Officer


                         By   /s/ Brien M. Chase
                            Brien M. Chase
                            Chief Financial Officer and
                             Principal Accounting Officer

                       POWER OF ATTORNEY


     We, the undersigned officers and directors of Premier Financial Bancorp, Inc., hereby severally constitute and appoint Robert W. Walker, or in his absence, Brien M. Chase, our true and lawful attorneys-in-fact and agents, with full power of substitu tion and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing neces sary or advisable to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



July 17, 2002               /s/ Toney K. Adkins
                         Toney K. Adkins, Director


July 17, 2002               /s/ Hosmer A. Brown, III
                         Hosmer A. Brown, III, Director


July 17, 2002               /s/ Edsel R. Burns
                         Edsel R. Burns, Director


July 17, 2002               /s/ E. V. Holder, Jr.
                         E. V. Holder, Jr., Director

July ___, 2002
                         Wilburn M. Jenkins, Director

July 17, 2002               /s/ Keith F. Molihan
                         Keith F. Molihan, Director


July 17, 2002               /s/ Marshall T. Reynolds
                         Marshall T. Reynolds, Director


July 17, 2002               /s/ Neal W. Scaggs
                         Neal W. Scaggs, Director


July 17, 2002               /s/ Robert W. Walker
                         Robert W. Walker, Director


July 17, 2002               /s/ Thomas Wright
                         Thomas Wright, Director

                         EXHIBIT INDEX


                FORM S-8 REGISTRATION STATEMENT
                PREMIER FINANCIAL BANCORP, INC.


Exhibit No.      Description of Exhibit       Sequential Page No.

5              Opinion of Huddleston, Bolen,          II-9
               Beatty, Porter & Copen, LLP
               as to legality

23.1           Consent of Crowe, Chizek               II-10
               and Company LLP

23.2           Consent of Huddleston, Bolen,          II-9
               Beatty, Porter & Copen, LLP is
               contained in Exhibit 5

25             Power of attorney is contained         II-6
               elsewhere in Part II of this
               Registration Statement

                                                                   Exhibit 5





July 29, 2002

Premier Financial Bancorp, Inc.
115 N. Hamilton Street
Georgetown, KY 40324

    RE:  Form S-8 Registration Statement

Gentlemen:

   This opinion is rendered in connection with the Form S-8 Registration Statement (the "Registration Statement") which has been filed by Premier Financial Bancorp, Inc. (the "Registrant"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed offering and sale of up to 500,000 shares of common stock of the Registrant, no par value (the "Stock") potentially issuable pursuant to the Registrant's 2002 Employee Stock Ownership Incentive Plan (the "Plan").

    We are of the opinion that:

    (1) The Stock, when issued in connection with the Plan in accordance with the terms set forth therein, will be validly issued, fully paid and non-assessable; and

    (2) No personal liability for the liabilities of the Registrant attaches to the ownership of such Stock under the laws of the Commonwealth of Kentucky.

    We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.


                                  Very truly yours,

                                  /s/ Thomas J. Murray

                                  Huddleston, Bolen, Beatty,
                                    Porter & Copen, LLP

TJM:cgd

                                                                Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference of Form 10-K in this Registration Statement on Form S-8 which includes our report, dated
February 15, 2002, on the consolidated balance sheets of Premier Financial Bancorp, Inc. as of December 31, 2001 and 2002, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001.


                                    /s/ Crowe, Chizek and Company LLP

                                   Crowe, Chizek and Company LLP



Lexington, Kentucky
July 30, 2002